Exhibit 10.35

PROMISSORY NOTE

FOR VALUE RECEIVED, Cancer Genetics, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of                                          (“                    ”) or his assigns, the aggregate amount of the loan funded by Lender from time to time, the principal amount of                                           (the “Loan”), as set forth in that certain Amended and Restated Credit Agreement between Lender and Borrower dated as of February 13, 2012 (the “Credit Agreement”), together with interest on such portions thereof as shall from time to time remain unpaid (the “principal balance”) at the Contract Rate (as defined below) per annum, commencing on the date hereof, and until paid in full.

Borrower shall pay all interest accrued on the principal amounts of the Loan borrowed hereunder on the first day of any calendar month while any amounts borrowed hereunder remain outstanding, commencing April 1, 2012, and shall pay all accrued interest and the outstanding principal of all amounts borrowed hereunder immediately upon the occurrence of a Maturity Event, as that term is defined in the Credit Agreement.

After a Maturity Event or an Event of Default (as that term is defined in the Credit Agreement), interest shall accrue on the unpaid balance of this Note at the rate of 12% per annum.

Any amount of principal or interest due under this Note may be pre-paid at any time without penalty; provided however that if this Note is prepaid prior to February 12, 2013, the Borrower shall pay to the Lender a prepayment penalty equal to $47,500 less the amount of interest payments previously paid by Borrower to Lender on this Note.

Interest shall be computed on the principal balance on a daily rate basis of 1/365 of the annual rate. All payments shall be applied first to interest on the principal balance at the rate herein specified and then to principal. The “Contract Rate” shall mean the sum of (a) the Prime Rate, as reported in the Wall Street Journal, on the first business day of each calendar quarter plus (b) 6.25%. The Prime Rate on the date hereof is 3.25%, so that the Contract Rate is initially 9.50%. The Contract Rate shall adjust on the first day of each calendar quarter effective for the ensuing quarter.

This Note is one of a series of notes delivered pursuant to the terms of the Credit Agreement, and any notice required hereunder may be given in the manner that notices are given as provided for in the Credit Agreement.

At the option of the holder of this Note, the unpaid principal balance and all accrued but unpaid interest shall become immediately due and payable, without notice or demand, upon the occurrence at any time of (1) the failure of Borrower to pay any amount of principal or interest when the same becomes due under this Note, provided Borrower has received written notice of such default and has failed to cure the same within ten (10) days of the receipt of such notice, (2) the making of an assignment for the benefit of creditors by Borrower, the appointment of a receiver for all or substantially all of the property of Borrower, or the filing by Borrower of a petition in bankruptcy or other similar proceeding under law for relief of debtors, (3) the filing against Borrower of a petition in bankruptcy or other similar proceeding under law for relief of debtors, provided that such petition is not vacated or discharged within ninety (90) days after the filing thereof, (4) the dissolution of Borrower, or (5) the occurrence of any Event of Default, as that term is defined in the Credit Agreement.

Waiver of any default of any kind in the performance of Borrower’ obligations under this Note shall not constitute a waiver of any other default of Borrower’s obligations under this Note.

Without affecting the liability of any maker or any endorser or surety, Lender may, without notice, renew or extend the time of payment, accept partial payments or agree not to sue any party liable to it. Presentment, protest, demand, and notice of dishonor are waived.

If this Note is not paid when due, whether at maturity or by acceleration, Borrower and all endorsers, sureties and guarantors agree to pay all reasonable costs of collection, including but not limited to reasonable attorneys’ fees and reasonable expenses incurred by Lender on account of such collection, whether or not suit is commenced.

This Note shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

This Note is secured by a certain General Business Security Agreement and by an assignment for collateral purposes of Borrower’s patents, patent rights and trademarks pursuant to a Patent and Trademark Collateral Assignment and Security Agreement.

BORROWER:

Cancer Genetics, Inc., a Delaware corporation

By:	/s/ Panna Sharma
Name:	Panna Sharma
Its:	President & CEO